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                                                                    EXHIBIT 23.2

                                CONSENT OF EXPERT

                  Reference is made to the Registration Statement on Form 40-F (the "Registration Statement") of Ivanhoe Mines Ltd. (the "Company") to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

                  We hereby consent to:

                  (i) the use of and reference to our name and our Technical Report dated January 11, 2002 prepared for the Company in respect of the Oyu Tolgoi Exploration Project;

                  (ii) the use of and reference to our name and our Addendum Report dated March 19, 2002 prepared for the Company in respect of the Oyu Tolgoi Exploration Project; and

                  (iii) the use of and reference to our name and our Second Addendum to the Technical Report dated June 5, 2002 prepared for the Company in respect of the Oyu Tolgoi Project, each as incorporated by reference into the Registration Statement.

Sincerely,

ROSCOE POSTLE ASSOCIATES INC.

By: ____________________________
Name:
Title:

Date: November 17, 2003